UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2023
Invitation Homes Inc.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1717 Main Street, Suite 2000
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(972) 421-3600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common stock, $0.01 par value	INVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Operating Officer
On March 1, 2023, Invitation Homes Inc. (the “Company”) announced that Charles D. Young has been appointed to serve as the Company’s President and Chief Operating Officer. Dallas B. Tanner will continue to serve as the Company’s Chief Executive Officer.
Mr. Young, 54, has served as Executive Vice President and Chief Operating Officer of the Company since November 2017. From March 2015 until the Company’s merger with Starwood Waypoint Homes (“SWH”), Mr. Young served as the Chief Operating Officer of SWH, and from June 2013 to March 2015, was Senior Vice President—West Division of SWAY Management LLC, SWH’s previous external manager. Mr. Young was previously the Regional Vice President, Eastern Region of Waypoint Real Estate Group HoldCo, LLC (the “Waypoint Manager”), a company he joined in 2012. Prior to joining the Waypoint Manager, Mr. Young was Executive Vice President at Mesa Development from 2003 to 2012, a national real estate developer, investor and service provider with a focus on complex mixed-use residential opportunities. Before Mesa, Mr. Young worked for Goldman, Sachs & Co. in their Real Estate Principal Investment Area (Whitehall) and Development Investment Banking Division, focusing on mergers and acquisitions. Mr. Young also created and managed two entrepreneurial ventures. He co-founded and was a managing director of The Kaleidoscope Group, L.L.C., a strategic diversity and management consulting firm, and he managed K.G. Holdings, LLC, a real estate holding and management firm. Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World Football League. He is a member of the Floor and Décor (NYSE: FND) board of directors, where he serves on the nominating and corporate governance committee, and a member of the Stanford Board of Trustees, where he serves on the committee on trusteeship, the committee on land and buildings, and the committee on athletics.
Compensation Arrangements of NEOs
Based on the Company’s performance in 2022, the Compensation Committee approved the following adjustments to the compensation arrangements of the Company’s NEOs: (1) increased the annual base salary of Mr. Dallas B. Tanner, the Company’s Chief Executive Officer, from $950,000 to $1,000,000, increased his target award opportunity under the Company’s 2023 long-term incentive stock program (the “LTIP”) from $7,137,500 to $7,500,000, and increased his annual cash incentive program target opportunity from 175% to 200%; (2) increased the target 2023 LTIP award opportunity of Mr. Charles Young, the Company’s President and Chief Operating Officer, from $2,425,000 to $2,750,000, and increased his annual cash incentive program target opportunity from 125% to 150%; and (3) increased the annual base salary of Mr. Mark Solls, the Company’s Executive Vice President and Chief Legal Officer, from $500,000 to $515,000, and increased his target 2023 LTIP award opportunity from $900,000 to $950,000.
Annual Equity-Based Awards
The Compensation Committee approved the 2023 LTIP and a form of award agreement (the “LTIP Agreement”) and granted under the Invitation Homes Inc. 2017 Omnibus Incentive Plan (the “Incentive Plan”) equity-based awards in the form of time vesting restricted stock units (“RSUs”) and performance vesting RSUs (collectively, the “LTIP RSUs” and, such awards, the “LTIP RSU Awards”). The LTIP RSUs have a grant date of March 1, 2023. The material terms of the LTIP RSUs are described below.
Time Vesting RSUs
The time vesting RSUs are scheduled to vest in equal annual installments on each of the first three anniversaries of March 1, 2023, subject to the executive’s continued employment through the applicable vesting date (with certain limited exceptions).
On February 28, 2023, the Compensation Committee approved an award of time vesting RSUs to the Company’s NEOs in the following dollar amounts: Dallas B. Tanner – $1,875,000; Charles Young – $687,500; and Mark Solls – $237,500. The corresponding number of RSUs will be determined by dividing the dollar amount of the award by the closing price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) on the grant date.
Performance Vesting RSUs
The performance vesting RSUs may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2023 through December 31, 2025. The number of performance vesting RSUs that may be earned will be determined based on performance achieved during the specified performance period. The performance vesting RSUs may be earned based on two performance measures: (1) the compounded annual growth rate of the Company’s shareholder return relative to the RMS Index CAGR for the performance period; and (2) the compounded annual growth rate of the Company’s net operating income for an identified population of homes.
Under the terms of the LTIP Agreement, each executive is eligible to earn, in respect of each performance condition, a threshold, target and maximum number of performance vesting RSUs based on whether the performance criteria are achieved at threshold, target or maximum levels. The total number of performance vesting RSUs earned with respect to each performance measure is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, up to 200% for performance at maximum levels or above. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis.
In general, performance vesting RSUs are earned on the date after the end of the performance period on which the Compensation Committee certifies the extent to which the performance criteria have been achieved (the “Certification Date”). The performance vesting RSUs will vest on the Certification Date, subject to the executive’s continued employment through such Certification Date (with certain limited exceptions).
On February 28, 2023, the Compensation Committee approved an award of performance vesting RSUs to the NEOs in the following dollar amounts, which amounts assume that target level of performance is achieved (with the actual number of shares to be earned based on the actual achievement of the performance criteria described above): Dallas B. Tanner – $5,625,000; Charles Young – $2,062,500; and Mark Solls – $712,500. The corresponding number of RSUs will be determined by dividing the dollar amount of the award by the grant date fair value calculated based on the closing price of the Company’s common stock on the NYSE on the grant date and a Monte Carlo fair value analysis.
The foregoing description of the 2023 LTIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Award Notice and Restricted Stock Unit Agreement (LTIP Equity Award), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Award Notice and Restricted Stock Unit Agreement (LTIP Equity Award).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
	Date:	March 1, 2023